Exhibit 10.66

SECOND AMENDMENT

to that certain

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDMENT, dated as of May 19, 2009 (this “Amendment”), is made in connection with that certain Third Amended and Restated Credit Agreement, dated as of March 16, 2006 (the "Credit Agreement"), among Columbus McKinnon Corporation (the "Borrower"), the Guarantors named therein, the lending institutions party thereto (the “Lenders”), and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.  Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Credit Agreement.

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders agree to amend certain terms and provisions of the Credit Agreement, as specifically set forth in this Amendment; and

WHEREAS, the Lenders are willing to amend certain terms and provisions of the Credit Agreement, but only on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, the parties hereto hereby agree as follows:

§1.           Amendments.

(a)           The definition of “Approved Restructuring Charges” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting the “.” at the end of the proviso to such definition, inserting “;” in lieu thereof, and inserting the following new proviso thereafter: “and provided further, however, that for the fiscal years ending March 31, 2010 and March 31, 2011, so long as at least fifty percent of the actual restructuring charges incurred by the Borrower and its Subsidiaries during such two fiscal years are incurred during the fiscal year ending March 31, 2010, “Approved Restructuring Charges” means additional cash or non-cash restructuring charges incurred by the Borrower and/or its Subsidiaries during such fiscal year in an aggregate amount (for both such fiscal years) not to exceed $12,500,000.”

(b)           The definition of “Fixed Charge Coverage Ratio” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition and restating it in its entirety as follows:

““Fixed Charge Coverage Ratio” means, for any Reference Period, the ratio of (a) (i) Consolidated EBITDA for such Reference Period, minus (ii) the aggregate amount of all Capital Expenditures during such Reference Period, minus (iii) the aggregate amount paid, or required to be paid (without duplication), in cash (but in no event less than zero in the aggregate) in respect of the current portion of all income taxes for such Reference Period to (b) the sum for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of (i) the aggregate amount of Interest Expense for such Reference Period, minus, to the extent included in Interest Expense, the amortization during such Reference Period of financing costs incurred in connection with Indebtedness, plus (ii) the aggregate amount of regularly scheduled payments of principal in respect of Indebtedness for borrowed money (including the principal component of any payments in respect of Capital Lease Obligations) paid or required to be paid during such Reference Period, plus (iii) all Restricted Payments made under Section 7.06(f) during such period, minus, for any Reference Period including the fiscal quarter ended December 31, 2008, amounts paid by the Borrower for the purchase by the Borrower of its Senior Subordinated Notes made during the fiscal quarter ended December 31, 2008 in an amount not to exceed $5,000,000 in the aggregate.”

(c)           The definition of “Interest Expense” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition and restating it in its entirety as follows:

““Interest Expense” means, for any period, the sum, without duplication, for the Borrower and its Subsidiaries (determined on a consolidated basis in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness accrued or paid during such period (whether or not actually paid during such period), plus (b) the net amounts paid (or minus the net amounts received) in respect of interest rate Swap Contracts during such period, excluding reimbursement of legal fees and other similar transaction costs and excluding payments required by reason of the early termination of interest rate Swap Contracts in effect on the Closing Date, plus (c) all fees, including letter of credit fees and expenses, (but excluding reimbursement of legal fees), plus (d) the amortization of financing costs in connection with Indebtedness.”

§2.           Affirmation and Acknowledgment. The Borrower hereby ratifies and confirms all of its Obligations to the Lenders, including, without limitation, the Loans, the Notes and the other Loan Documents, and the Borrower hereby affirms its absolute and unconditional promise to pay to the Lenders all Obligations under the Credit Agreement as amended hereby.  Each Guarantor hereby acknowledges and consents to this Amendment and agrees that its Guaranty remains in full force and effect, and each such Guarantor confirms and ratifies all of its Guaranty obligations under the Credit Agreement and the other Loan Documents.  The Borrower and the Guarantors hereby confirm that the Obligations or Guaranty obligations under the Credit Agreement, as the case may be, are and remain secured pursuant to the Credit Agreement and the Collateral Documents and pursuant to all other instruments and documents executed and delivered by the Borrower or such Guarantor, as security for the Obligations or Guaranty obligations under the Credit Agreement, as the case may be.

§3.           Representations and Warranties.  The Borrower hereby represents and warrants to the Lenders as follows:

(a)
The execution and delivery by the Borrower and the Guarantors of this Amendment, and the performance by the Borrower and the Guarantors of their obligations and agreements under this Amendment and the Credit Agreement as amended hereby, are within the corporate authority of the Borrower and the Guarantors and have been duly authorized by all necessary corporate proceedings on behalf of the Borrower and the Guarantors, and do not contravene any provision of law, statute, rule or regulation to which the Borrower or any Guarantor is subject or the Borrower's or any Guarantor’s charter, other incorporation papers, by-laws or any stock provision or any amendment thereof or of any agreement or other instrument binding upon the Borrower or any Guarantor.

(b)
This Amendment and the Credit Agreement as amended hereby constitute legal, valid and binding obligations of the Borrower and the Guarantors, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights or general principles of equity and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefore may be brought.

(c)
Other than approvals or consents which have been obtained, no approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Borrower of this Amendment and the Credit Agreement, as amended hereby.

(d)
The representations and warranties contained in Article V of the Credit Agreement are true and correct at and as of the date made and as of the date hereof, except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, or to the extent that such representations and warranties relate expressly to an earlier date.

(e)
The Borrower has performed and complied in all material respects with all terms and conditions herein required to be performed or complied with by it prior to or at the time hereof, and as of the date hereof, after giving effect to the provisions hereof, there exists no Event of Default or Default.

§4.           Conditions to Effectiveness.  The effectiveness of this Amendment shall be conditioned upon receipt by the Administrative Agent of the following:

(a)           Counterparts of this Amendment, duly executed by each of the Borrower, the Guarantors, the Administrative Agent and the Required Lenders; and

(b)           Receipt by the Administrative Agent of a fee, for the pro rata account of each Lender which delivers its duly executed signature page to this Amendment on or before May 19, 2009, in an amount equal to 0.25% of such Lender’s Commitment.

§5.           Counterparts.  This Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Amendment it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

§6.           Delivery by Electronic Means.  This Amendment, to the extent signed and delivered by means of a facsimile machine or PDF email attachment, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or PDF email attachment to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or PDF email attachment as a defense to the formation of a contract and each party forever waives such defense.

§7.           Miscellaneous Provisions.

(a)           Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement and the other Loan Documents shall remain the same.  It is declared and agreed by each of the parties hereto that the Credit Agreement, as amended hereby, shall continue in full force and effect, and that this Amendment and the Credit Agreement shall be read and construed as one instrument.

(b)           THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(c)           Pursuant to Section 10.04 of the Credit Agreement, all costs and expenses incurred or sustained by the Administrative Agent in connection with this Amendment, including the fees and disbursements of legal counsel for the Administrative Agent in producing, reproducing and negotiating this Amendment, will be for the account of the Borrower whether or not this Amendment is consummated.

[Remainder of page intentional; signatures on next page]

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be executed as of the date first written above.

BORROWER

COLUMBUS MCKINNON CORPORATION

By:	/s/ Karen L. Howard
Name: Karen L. Howard
Title: Vice President

GUARANTORS

YALE INDUSTRIAL PRODUCTS, INC.

By:	/s/ Karen L. Howard
Name: Karen L. Howard
Title: Vice President

CRANE EQUIPMENT & SERVICE, INC.

By:	/s/ Karen L. Howard
Name: Karen L. Howard
Title: Vice President

AUDUBON EUROPE S.A.R.L.

By:	/s/ Karen L. Howard
Name: Karen L. Howard
Title: Manager

By:	/s/ Romain Thillens
Name: Romain Thillens
Title: Manager

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Anne M. Zeschke
Name: Anne M. Zeschke
Title: Vice President

BANK OF AMERICA, N.A.
as Lender, L/C Issuer and Swing Line Lender

By:	/s/ Colleen O’Brien
Name: Colleen O’Brien
Title: Senior Vice President

RBS CITIZENS, NATIONAL ASSOCIATION

By:	/s/ Thomas L. Giles
Name:	Thomas L. Giles
Title:	Senior Vice President

MANUFACTURERS AND TRADERS TRUST COMPANY

By:	/s/ Andrew M. Constantino
Name:	Andrew M. Constantino
Title:	Vice President

JPMORGAN CHASE BANK, N.A.

By:	/s/ Karen L. Mikols
Name:	Karen L. Mikols
Title:	Assistant Vice President

NATIONAL CITY BANK

By:	/s/ Susan J. Dimmick
Name:	Susan J. Dimmick
Title:	Senior Vice President

FIRST NIAGARA BANK

By:	/s/ James A. Rahill
Name:	James A. Rahill
Title:	Vice President